UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Strategic Partners Mutual Funds, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT NOTICE ABOUT YOUR

STRATEGIC PARTNERS CAPITAL GROWTH FUND

Dear Shareholder:

Recently you received proxy materials for the STRATEGIC PARTNERS CAPITAL GROWTH FUND. It has been brought to our attention that the incorrect annual report may have been included with your proxy materials. To insure that all shareholders have the required materials, we are enclosing the annual report for the Jennison Conservative Growth Fund.

All other materials in the original package were correct.

Please note that neither the Fund’s shareholders nor the Fund’s investment advisor will bear the cost of this additional mailing. We sincerely apologize for any inconvenience this may have caused you.

For your convenience, we have also included a duplicate proxy ballot, which can be used to submit your vote. If you have any questions about these materials or the proposals in the proxy, you can go online at www.prudential.com/fundchanges or contact the proxy solicitor, DF King at 1-800-735-3428.

Thank you,